UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

AMERICAN EAGLE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120
(Address of principal executive offices)                      (Zip Code)

(Registrant’s telephone number, including area code)  (303) 798-5235

ETERNAL ENERGY CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, on April 8, 2011, Eternal Energy Corp. (“EERG”), Eternal Sub Corp., a newly formed merger subsidiary wholly-owned by EERG (the “Merger Sub”), and American Eagle Energy Inc. (“AMZG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On December 20, 2011, in accordance with the terms of the Merger Agreement, EERG, Merger Sub, and AMZG consummated the final steps in their merger transaction (the “Merger”), whereby Merger Sub merged with and into AMZG, with AMZG surviving as a wholly-owned subsidiary of EERG.  The Merger Sub and AMZG filed the Articles of Merger with the Secretary of State of Nevada (the “Articles of Merger”) effective November 30, 2011.   A copy of the Articles of Merger is attached as Exhibit 3(i).4 and is incorporated by reference.

Pursuant to the terms of the Merger Agreement, upon the effective date of the Merger (the “Effective Date”), each share of AMZG common stock, par value $0.001 per share (the “AMZG Shares”), that was issued and outstanding on November 28, 2011 (the “Record Date”) was converted into 3.641 shares of EERG’s common stock, $0.001 par value, per share (the “Post-Merger Shares”).  Immediately after the consummation of the Merger, the former stockholders of AMZG own approximately 80% of the issued and outstanding Post-Merger Shares and the legacy stockholders of EERG own approximately 20% of the issued and outstanding Post-Merger Shares, in each case without taking into account the exercise of any outstanding options for the purchase of common stock of either of the companies.

EERG appointed its transfer agent, Interwest Stock Transfer Co., Inc., as the agent to effectuate the exchange of AMZG Shares for the Post-Merger Shares.  As of December 2, 2011, the agent commenced the mailing or electronic transmittal to all of the persons known by it to have been holders of AMZG Shares as of November 28, 2011 (the record date) of a letter of transmittal with instructions on how to surrender AMZG Shares to receive that number of Post-Merger Shares to which such person is entitled.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger described in Item 1.01 above, the stockholders of AMZG became stockholders of EERG, whose name was changed to “American Eagle Energy Corporation” (the “Company”).  Although the Post-Merger Shares that were issued to the stockholders of AMZG represented approximately 80% of the post-Merger equity of the Company, the stockholdings of AMZG were widely held.  There was no single AMZG legacy stockholder or group of AMZG legacy stockholders, who controlled AMZG or, as a result of the Merger, would now control the Company.  Further, EERG’s Chief Executive Officer and President remains in that capacity with the Company and a majority of the Company’s board of directors served in that capacity with EERG.

The following table presents information, to the best of the Company’s knowledge, about the beneficial ownership of the Company’s common stock (the “Company Shares”) held by (a) each of the Company’s directors and officers, (b) all of the Company’s directors and officers as a group, and (c) each person who is known to the Company to be the beneficial owner of more than five percent of the Company Shares, in each case following completion of the Merger and issuance of 164,023,288 (pre-reverse-split or 14,227,398 post-reverse-split) Company Shares in connection with the closing of the Merger. The percentage of beneficial ownership for the following table is based on 45,562,025 shares of common stock outstanding after completion of the Merger and the reverse stock split described below.  All persons listed have sole voting power and investment power with respect to their shares unless otherwise indicated and there are no family relationships among the Company’s directors, officers, and five percent and greater stockholders, nor will there be any such family relationships upon the closing of the Merger, except as otherwise indicated by footnote.

Names	Shares of Common Stock Beneficially Owned After the Merger (1)		Percent of Common Stock Beneficially Owned After the Merger (2)
Directors and Officers:
Bradley M. Colby	3,493,819	(3)	7.67%
John Anderson	967,834	(4)	2.12%
Paul E. Rumler	190,797	(5)	*
Richard Findley	2,857,484	(6)	6.27%
Thomas Lantz	2,809,648	(7)	6.17%
Sean Mitchell	-		-
All directors and officers as a group (three persons prior to the Merger and six persons after the Merger)	10,319,580	(8)	22.65%
Five Percent Beneficial Owners:
Steven Swanson	2,857,484	(9)	6.27%
Libra Advisors, LLC	1,275,134	(10)	2.80%

*	Less than 1%

(1)
The number of Company Shares listed for each person are those “beneficially owned” as determined under the rules of the Securities and Exchange Commission (the “Commission”) and, therefore, include any Company Shares as to which each such person has sole or shared voting or investment power and any shares of such common stock that each such person has the right to acquire within 60 days through the exercise of any option, warrant or right.

(2)
The applicable percentage ownership listed for each person is based upon 45,562,025 Company Shares outstanding as of December 20, 2011 after the closing of the Merger and the issuance of an aggregate of 164,023,288]Company Shares in connection with the tender of an aggregate of 41,985,271 shares of AMZG Shares upon the closing of the Merger (without taking into account the exercise of outstanding options to purchase shares of common stock of Eternal or AMZG) and one-for-four and one-half reverse stock split of the Company Shares consummated immediately after the closing of the Merger.  In computing the percentage ownership of each person, the Company deemed outstanding shares of Company Shares subject to options or warrants held by such person that are currently exercisable or exercisable within 60 days of the closing date of the Merger.  The Company did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)
Includes 2,384,186 shares owned by Mr. Colby (1,828,631 of which are to be issued to Mr. Colby upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently owned by him) and an aggregate of 4,515,667 shares owned by five members of his immediate family (an aggregate of 284,900 of which are to be issued to such persons upon the closing of the Merger in connection with the tender of shares of AMZG Shares owned by them) as to which he disclaims beneficial ownership of an aggregate of 361,254 shares owned of record by his spouse and three of their adult children. Also includes 658,067 shares underlying options that are exercisable within 60 days of November 30, 2011(145289 shares of which underlie options that are to be granted to Mr. Colby upon the closing of the Merger in exchange for options to acquire AMZG Shares currently owned by him).

(4)
Includes 36,964 shares owned by Mr. Rumler and 153,834 shares underlying options that are exercisable within 60 days of the closing date of the Merger.  The business address for this person is 1777 South Harrison Street, Suite 1250, Denver, Colorado 80210.

(5)
Includes 2,276,331 shares held by Golden Vista Energy, LLC (“Golden Vista”) (all of which were issued to Golden Vista upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently held by it).  Mr. Findley is the sole member of Golden Vista and beneficially owns all of the shares held by Golden Vista.  Also includes 5,811,253 shares underlying options that are exercisable within 60 days of the closing date of the Merger (all of which underlie options that are to be granted to Mr. Findley upon the closing of the Merger in exchange for options to acquire AMZG Shares currently owned by him).  The business address for this person is 27 North 27th Street, Suite 21G, Billings, Montana 59101.

(6)
Includes 2,239,461 shares owned by Mr. Lantz (2,154,231 of which were issued to Mr. Lantz upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently owned by him) and 134,323 shares owned by his adult child (122,100 of which were issued to such adult son upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently owned by him) as to which he disclaims beneficial ownership.  Also includes 4,358,636 shares underlying options that are exercisable within 60 days of the closing date of the Merger (all of which underlie options were granted to Mr. Lantz upon the closing of the Merger in exchange for options to acquire AMZG Shares currently owned by him).

(7)	Includes all shares and options referenced in notes 3 through 6 above.

(8)
Includes 975,366 shares owned by Mr. Swanson (all of which were issued to Mr. Swanson upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently owned by him), 975,366 shares owned by his spouse (all of which were issued to her upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently owned by her), and 162,800 shares each owned by their two adult children (all of which were issued to such persons upon the closing of the Merger in connection with the tender of shares of AMZG Shares currently owned by them), as to which 1,300,965 shares Mr. Swanson disclaims beneficial ownership.  Also includes 581,153 shares underlying options that are exercisable within sixty (60) days of the closing date of the Merger (all of which underlie options that were granted to Mr. Swanson upon the closing of the Merger in exchange for options to acquire AMZG Shares currently owned by him).  The business address for this person is 5720 S. Benton Circle, Littleton, Colorado 80123.

(9)
Includes 1,275,134 shares beneficially owned by Libra Associates LLC in respect of which 1,134,869 are directly owned by Libra Fund, L.P., and may be deemed to be beneficially owned by (a) Libra Advisors LLC by virtue of its role as the investment manager of Libra Fund, L.P., (b) Libra Associates LLC by virtue of its role as the general partner of Libra Fund, L.P., and (c) Ranjan Tandon as the managing member of Libra Advisors LLC and Libra Associates LLC.  All of such persons have disclaimed beneficial ownership of such shares except to the extent of their pecuniary interest therein.  Also includes 140,265 shares held in the accounts of a private investment vehicle over which (a) Libra Advisors LLC, (b) Libra Associates LLC, and (c) Ranjan Tandon have investment discretion by virtue of their position as the investment manager and/or general partner, as applicable, of said entity.  The principal business address of each of Libra Advisors LLC, Libra Associates LLC, Libra Fund, L.P., and Ranjan Tandon is:  777 Third Avenue, 27th Floor, New York, New York, 10017.  The information set forth in this footnote is based on an Initial Statement of Beneficial Ownership of Securities (Form 3) filed with the SEC on September 6, 2011 and a Statement of Changes in Beneficial Ownership (Form 4) filed with the SEC on September 16, 2011.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Immediately following the closing of the Merger, the Company’s board of directors voted to increase the number of directors that constitute the board of directors from three to five.  In addition, the Company’s board of directors voted to elect Richard Findley and Sean Mitchell as directors of the Company to fill the vacancies on the board of directors created by the increase in the number of directors and to appoint Mr. Findley to the position of Chairman of the Board.

The following table lists the names, ages, and positions of the individuals who currently serve executive officers and directors of the Company:

Name	Age	Position(s)
Richard Findley	59	Director (Chairman of the Board)
Bradley M. Colby	54	President, Chief Executive Officer, Treasurer and Director
Thomas Lantz	59	Chief Operating Officer
John Anderson	47	Director
Sean Mitchell	44	Director
Paul E. Rumler	58	Director and Secretary

Richard (Dick) Findley.  Mr. Findley was appointed as Chairman of the Board of Directors immediately following the closing of the Merger.  Prior to the closing of the Merger, Mr. Findley had served as AMZG’s President, Secretary, and Treasurer, and as its sole director since December 14, 2009.  Mr. Findley is a geologist engaged in exploration for oil and gas.  His 35-year career began in February 1975 with Tenneco Oil Company, located in Denver, Colorado, and continued with Patrick Petroleum, located in Billings, Montana, in January 1978.  Mr. Findley formed Prospector Oil, Inc. in September 1983 to build an independent company working within the Williston Basin and Northern Rockies.  He served as Chairman of the Board for Ryland Oil Corporation (“Ryland”), a company engaged in Bakken exploitation in Saskatchewan and North Dakota, from June 2007 until November 2007 and he served as a board member for RPT Uranium Inc. from July 2008 until June 2009.

Mr. Findley has been credited with the discovery of Elm Coulee Field, which has been ranked as the 23rd largest oil field in terms of liquid proved reserves in the United States and is also the analogy for the Bakken Play in Montana, North Dakota, and Canada.  His story has been featured in the Wall Street Journal , and the Canadian National Post, as well as other international papers in Italy and the Netherlands.  He has also been the subject in oil and gas trade journals, including the American Oil and Gas Reporter , Petroleum Intelligence Weekly , and the AAPG Explorer magazine.

Mr. Findley holds a BS (1973) and an MS (1975) from Texas A&M University.  He was awarded a Tenneco Fellowship Grant from 1973 to 1975 and received a best paper award – Third Place, Gulf Coast Association of Geological Societies in 1973.  Mr. Findley also received the Michel T. Halbouty Fellowship in 1974.  In December 2006, Texas A&M awarded him the Michel Halbouty Medal for distinguished achievement in geosciences and earth resources exploration development and conservation following the discovery of Elm Coulee.  Mr. Findley has been a member of the American Association of Petroleum Geologists since 1974 and received its “Outstanding Explorer Award” in 2006 for his discovery of Elm Coulee Field.

Bradley M. Colby.  Mr. Colby was appointed as the Company’s President, Chief Executive Officer, and Treasurer and as one of the Company’s directors on November 4, 2005.  Since November 2010, Mr. Colby has also served as the Chief Financial and Accounting Officer of the Company.  The Company has commenced a search process for the individual who will serve as the Chief Financial and Accounting Officer after the closing of the Merger.  For the four years prior to joining the Company, Mr. Colby was a principal at Westport Petroleum, Inc., where he bought and sold producing properties for his own account.  Mr. Colby received a B.S. in Business-Minerals Land Management from the University of Colorado in 1979 and studied petroleum engineering at the Colorado School of Mines.

Thomas G. Lantz.  Mr. Lantz was appointed as Chief Operating Office of the Company immediately following the closing of the Merger.  Prior to the closing of the Merger, Mr. Lantz had served as AMZG’s Vice President of Operations since June 2010.  During his 30-year professional career and immediately prior to his affiliation with AMZG he served as VP of Operations for a wholly-owned subsidiary of Ryland.  From 1998 through 2006, Mr. Lantz was an Asset Manager for Halliburton Energy Services, during which time he led the efforts for several highly successful development programs for Halliburton’s clients, including the initial development of the Elm Coulee oil field.  In that capacity, he and his team designed the technology for combining fracture stimulation in horizontal well bores.  This advancement in technology was the key to unlocking the economic development of the Elm Coulee Field and use of this technology is being applied worldwide in other unconventional reservoirs in both gas and oil.  He also served as U.S. Operations Manager for Enerplus Resources (USA) Corporation after it acquired a major interest in the Elm Coulee Field from Lyco Oil Corporation.  His expertise is reservoir and completion engineering.  His recent work has been focused on development of unconventional resource plays in the Rockies, including the Bakken, Three Forks, Wasatch, and Mesaverde Formations.  He received a BS in Chemical Engineering from University of Southern California and engaged in graduate studies at Colorado State University in Mechanical Engineering.

John Anderson.  Mr. Anderson was appointed as one of the Company’s directors on November 4, 2005.  From December 1994 to the present, he has served as President of Axiom Consulting Partners, a personal consulting and investing company primarily involved in capital raising for private and public companies in North America, Europe, and Asia.  Mr. Anderson is the founder and General Partner of Aquastone Capital Partners LLC, a New York-based private gold and special situations fund and serves as the President of Purplefish Capital Ltd., which specializes in financial consulting with small-to mid-cap companies in the resource sector.  Mr. Anderson received a B.A. from University of Western Ontario.  He serves as a director or an executive officer of a number of publicly traded natural resources companies with operations around the world:

•	Blue Note Mining Inc. (TSX – Venture Exchange), a gold company in Quebec, Canada – director since August 2009.

•
Cadan Resources Corp. (TSX – Venture Exchange), a gold and copper producing company operating in the Philippines – director since February 2007, becoming the Chairman of the Board in January 2010 and its Executive Chairman in October 2010.

•	Dawson Gold Corporation (TSX – Venture Exchange), a mineral exploration company – director since March 2008.

•	Huakan International Mining, Inc. (TSX – Venture Exchange), a gold and exploration company in British Columbia, Canada and Washington State – director since June 2010.

•	Northern Freegold Resources Ltd. (TSX – Venture Exchange), a gold exploration and development company in Yukon, Canada – director since January 2010.

•	Passport Energy Ltd (Canadian National Stock Exchange), a Canadian natural resources company – director since September 2009.

•	Simba Gold Corp. (TSX – Venture Exchange), a company developing gold projects in Rwanda – director since January 2009 and serves as interim Chief Executive Officer.

•	Soho Resources Corp. (TSX – Venture Exchange), a mining company in Mexico – director since November 2010.

•	Sona Resource Corp. (TSX – Venture Exchange), a mine development company – director since June 2006.

•
Strategic Resources Ltd. (Other OTC), a Nevada company in the business of exploring, acquiring and developing advanced precious metals and base metal properties – President, Chief Executive Officer, Secretary and Treasurer and a director since May 2004.

•
Wescorp Energy, Inc. (OTC Bulletin Board), an oil and gas operations solution and engineering company – director between October 2001 and May 2009, Secretary and Treasurer from April 2003 to May 2009 and President and Chief Executive Officer between March 2003 and May 2004.

Sean Mitchell.  Mr. Michell was appointed as one of the Company’s directors immediately following the closing of the Merger.  Mr. Mitchell  is an independent financial consultant, who has served as a director of Otis Gold Corp., a publicly-traded precious minerals exploration company, since June 2007.  Mr. Mitchell served as the Secretary and Director of AMZG from 2007 until 2008.  Since graduating from the University of British Columbia in 1989 with a Bachelor of Commerce Degree (Finance Major), Mr. Mitchell has developed extensive experience in a diverse range of business developments, including commercial real estate salesman for Royal Lepage Commercial Inc. from January 1995 to December 1996.  Royal Lepage Commercial Inc. was a real estate brokerage firm with offices across Canada and a focus on commercial real estate sales and leasing.  From March 1997 to December 1999 he was an Associate with The Pacific Rim Group LTD., a merchant banking and financial advisory firm headquartered in Hong Kong.  From November 2001 to July 2003, he worked for Leone International Marketing Inc., a private fashion retailer.  From May 2002 to October 2006, Mr. Mitchell served as an officer of FII International Inc., a publicly-traded Nevada corporation that provides online fashion services.  From April 2006 to May 2008, Mr. Mitchell served as an officer and director of Mattmar Minerals, Inc., a publicly-traded Nevada mineral rights exploration company.

Paul E. Rumler.  Mr. Rumler was appointed as one of the Company’s directors on July 26, 2007, and he became the Company’s corporate Secretary on October 22, 2007.  Mr. Rumler also served as the sole member of the Company’s  Special Committee that reviewed and evaluated the transactions that ultimately became the Merger.  For more than the preceding five years, Mr. Rumler has been the principal shareholder and the managing shareholder at Rumler Tarbox Lyden Law Corporation, PC, in Denver, Colorado.  He is a business attorney, whose areas of practice include general corporate and business planning matters and mergers and acquisitions, primarily in the closely held market place.  Mr. Rumler is also a shareholder and a member of the board of directors of Stargate International, Inc., a manufacturer located in the Denver, Colorado, metropolitan area.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company entered into a Plan of Merger pursuant to which the Company merged (the “Name Change Merger”) with its newly formed, wholly-owned subsidiary, American Eagle Energy Corporation (the “Name Change Subsidiary”).  Upon consummation of the Name Change Merger, the separate existence of the Name Change Subsidiary ceased.  As permitted by Chapter 92A.180 of the Nevada Revised Statutes, the sole purpose of the Name Change Merger was to effect a change of the Company’s name.  Upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada on November 30, 2011, the Company’s Articles of Incorporation were deemed amended to reflect the change in the Company’s corporate name to “American Eagle Energy Corporation”.  A copy of the Articles of Merger is attached as Exhibit 3(i).5 and is incorporated by reference.

Immediately following the consummation of the Merger and name change, the Company effected a (i) decrease in the authorized number of Company Shares from 875,000,000 to 194,444,445 and (ii) a one-for-four and one-half reverse stock split of Company Shares in which every four and one-half Company Shares were combined and converted into one Company Share.  The Company will round up to the next full share of Company Shares any fractional shares that result from the reverse stock split.  The Company may also issue additional Company Shares to any record or beneficial holder thereof, who, solely as a result of the reverse stock split and without such additional issuance, would otherwise lose the status as a holder of a round lot of Company Shares. On November 30, 2011, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada.   A copy of the Certificate of Change is attached as Exhibit 3(i).6 and is incorporated by reference.

The new CUSIP number for the Company Shares post-reverse split is 02554F102.  For the 20 trading days commencing December 20, 2011, the Company’s Shares will temporarily remain listed for quotation on the OTC Markets and the OTC Bulletin Board under the symbol “EERGD” until a new symbol is assigned by the Financial Industry Regulatory Authority, Inc.

On December 20, 2011, EERG and AMZG jointly issued a press release announcing the closing of the Merger, the consummation of the reverse stock split and the change of EERG’s name.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

3(i).4*	Articles of Merger between Eternal Sub Corp. and American Eagle Energy Inc.
3(i).5*	Articles of Merger between American Eagle Energy Corporation and Eternal Energy Corp.
3(i).6*	Certificate of Change of American Eagle Energy Corporation
99.1*	Press Release dated December 20, 2011

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer